                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sections 240.14a-11(c) or sections
    240.14a-12

                                XETA CORPORATION
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                XETA CORPORATION
-------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:
         ----------------------------------------------------------------------
         2) Aggregate number of securities to which transaction applies:
         ----------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         ----------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:
         ----------------------------------------------------------------------
         5) Total fee paid:
         ----------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:
         --------------------------------------------------
         (2)  Form, Schedule or Registration Statement No.:
         --------------------------------------------------
         (3)  Filing Party:
         --------------------------------------------------
         (4)  Date Filed:
         --------------------------------------------------

                                      XETA
                                   CORPORATION


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


Notice is hereby given that the Annual Meeting of Shareholders of XETA Corporation will be held at the Tulsa Marriott Southern Hills located at 1902 East 71st Street, Tulsa, Oklahoma, on March 31, 1998 at 6:30 p.m., local time, for the following purposes:

         1. To elect six (6) members to the Company's Board of Directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified;

         2. To authorize the Board to effect a stock split by amending the Company's Certificate of Incorporation, or to effect no stock split, in the Board's discretion, without further shareholder approval, prior to the next annual meeting of shareholders.

         3. To ratify the selection of Arthur Andersen, LLP, as independent certified public accountants for the Company for the fiscal year ending October 31, 1998; and

         4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on February 2, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. Only shareholders of record at such time will be so entitled to vote. The Company's Proxy Statement is attached.

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. THE GIVING OF THIS PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                       By Order of the Board of Directors




                                Robert B. Wagner
                                    Secretary



February 27, 1998

                                      XETA
                                   CORPORATION


                         4500 South Garnett, Suite 1000
                              Tulsa, Oklahoma 74146


                                 PROXY STATEMENT




                             SOLICITATION OF PROXIES

     This Proxy Statement is being furnished to shareholders of XETA Corporation (the "Company") by its Board of Directors to solicit proxies for use at the Annual Meeting of Shareholders to be held on March 31, 1998, at the Tulsa Marriott Southern Hills located at 1902 East 71st Street, Tulsa, Oklahoma, at 6:30 p.m., local time, or at such other time and place to which the Annual Meeting may be adjourned.

     The purpose of the Annual Meeting is (i) to elect six members to the Company's Board of Directors to serve for the ensuing year and until their successors are elected; (ii) to authorize the Board in its sole discretion to effect a stock split during the ensuing year by amending the Company's Certificate of Incorporation, or to effect no stock split; (iii) to ratify the selection of Arthur Andersen, LLP as the Company's independent certified public accountants for the fiscal year ending October 31, 1998; and (iv) at the discretion of the proxy holders, to transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

     Whether or not you intend to be present at the Annual Meeting, you are urged to promptly complete and return the accompanying proxy card in the envelope provided. If you are present at the Annual Meeting and wish to vote your shares in person, the accompanying proxy will, at your request, be returned to you at the Annual Meeting. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by executing a subsequently dated proxy, submitting a notice of revocation to the Company, or attending the Annual Meeting and voting in person.

     Proxies properly executed and returned will be voted in accordance with the specifications marked on the proxy card. Proxies containing no specifications will be voted in favor of the proposals described in this Proxy Statement. Abstentions and broker non-votes will be counted for determining the presence of a quorum but are not counted as votes cast in the tabulation of votes at the meeting. Votes will be tabulated by a representative of the Company.

     It is expected that this Proxy Statement and the accompanying form of proxy will first be mailed to shareholders on or about February 27, 1998. The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, Proxy Statement and form of proxy and the solicitation of proxies will be paid by the Company. The Company will pay the expenses incurred by brokers, banks and other persons holding stock in their names or the names of their nominees in forwarding proxy materials to the beneficial owners of such stock.

                                VOTING SECURITIES

     The Company's only class of voting securities is Common Stock. Shareholders are entitled to one vote per share of Common Stock held. At the close of business on February 2, 1998, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were ___________ shares of Common Stock outstanding, excluding ___________ shares held in treasury. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock on the record date, exclusive of shares held in treasury, is necessary to constitute a quorum at the Annual Meeting.

                              ELECTION OF DIRECTORS
                                    (ITEM 1)

     Six directors, constituting the entire Board of Directors of the Company, are to be elected at the Annual Meeting. Members of the Board of Directors are elected for one year terms. Management's nominees to the Board for the coming year, all of whom are currently members of the Board, are as follows:

     NAME AND AGE                              POSITIONS WITH COMPANY                      DIRECTOR SINCE
     ------------                              ----------------------                      --------------
     Ron B. Barber                                    Director                               March, 1987
     Age 43

     Donald T. Duke                                   Director                               March, 1991
     Age 48

     Dr. Robert D. Hisrich                            Director                               March, 1987
     Age 53

     Jack R. Ingram                         President, Chief Executive Officer               March, 1989
     Age 54                                          and Director

     Ronald L. Siegenthaler                        Executive Vice                          September, 1981
     Age 54                                    President and Director

     Robert B. Wagner                        Vice President of Finance,                      March, 1996
     Age 36                                   Chief Financial Officer,
                                               Secretary and Director

     MR. BARBER has served as general counsel to the Company since its incorporation. He has been a director of the Company since March 1987. Mr. Barber has been engaged in the private practice of law since October 1980 and is a shareholder in the law firm of Barber & Bartz, a Professional Corporation, in Tulsa, Oklahoma. Mr. Barber is also a Certified Public Accountant licensed in Oklahoma. He received his Bachelor of Science Degree in Business Administration (Accounting) from the University of Arkansas and his Juris Doctorate Degree from the University of Tulsa.

     MR. DUKE has been a director of the Company since March 1991. He is President of Duke Resources, an oil and gas consulting firm, and a principal in Tandem Oil and Gas Company, L.L.C. Prior to joining Tandem Oil and Gas Company, he was President and Chief Operating Officer of Hadson Petroleum (USA), Inc., a domestic oil and gas subsidiary of Hadson Corporation and was responsible for all phases of exploration and production, land, accounting, operations, product marketing and budgeting and planning. Mr. Duke has a Bachelor of Science Degree in Petroleum Engineering from the University of Oklahoma.

     DR. HISRICH has been a director of the Company since March 1987. He occupies the A. Malachi Mixon III Chair in Entrepreneurial Studies and is Professor of Marketing and Policy Studies at the Weatherhead School of Management at Case Western Reserve University in Cleveland, Ohio. Prior to assuming such positions, he occupied the Boviard Chair of Entrepreneurial Studies and Private Enterprise and was Professor of Marketing at the College of Business Administration for the University of Tulsa. He is also a marketing and management consultant. He is a member of the Board of Directors of the Bovaird Supply Company, Jameson Inn, Inc., and Noteworthy Medical Systems, Inc., a member of the Editorial Boards of the Journal of Venturing and the Journal of Small Business Management, and a member of the Board of Directors of Enterprise Development, Inc. Dr. Hisrich received his Bachelor of Arts Degree in English and Science from DePaul University and his Master of Business Administration Degree (Marketing) and Ph.D. in Business Administration (Marketing, Finance, and Quantitative Methods) from the University of Cincinnati.

     MR. INGRAM has been President of the Company since July 1990 and a director of the Company since March 1989. Mr. Ingram's business experience prior to joining the Company was concentrated in the oil and gas industry. Mr. Ingram holds a Bachelor of Science Degree in Petroleum Engineering from the University of Tulsa.

     MR. SIEGENTHALER has been Executive Vice President of the Company since July 1990 and a director of the Company since its incorporation. Since 1974, through SEDCO Investments, a partnership in which Mr. Siegenthaler is a partner, and as an individual, Mr. Siegenthaler has been involved as partner, shareholder, officer, director, or sole proprietor of a number of business entities with significant involvement in fabrication and marketing of steel, steel products and other raw material, real estate, oil and gas, and telecommunications. Mr. Siegenthaler received his Bachelor's Degree in Liberal Arts from Oklahoma State University.

     MR. WAGNER joined the Company in July 1988 as Chief Accounting Officer. He became the Company's Vice President of Finance and Chief Financial
Officer in March, 1989, and a member of the Board of Directors in March 1996. Mr. Wagner is a Certified Public Accountant licensed in Oklahoma and received his Bachelor of Science Degree in Accounting from Oklahoma State University.

     None of the foregoing nominees has any family relationship to any other nominee. There are no arrangements or understandings between any of the named individuals and any other person or persons pursuant to which any of the named individuals are to be elected as directors.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held 3 meetings during the fiscal year ended October 31, 1997. All other action taken by the Board of Directors was consented to in writing by a memorandum of action in lieu of a meeting, to which all incumbent directors subscribed. Directors meet their responsibilities not only by attending Board and committee meetings but also through communication with members of management on matters affecting the Company. Each director attended 75% or more of the meetings held by the Board.

     The Board of Directors has an Audit Committee and Compensation Committee, both of which were established in April 1987. There is no nominating committee or committee performing the functions of a nominating committee.

     The Audit Committee consists of directors Ron B. Barber, Jack R. Ingram and Donald T. Duke. This Committee advises the Board with respect to the engagement of independent public accountants and reviews the results of the annual audit, the adequacy of the Company's internal accounting procedures, and any transactions between the Company and its officers, directors or entities controlled by them. The Audit Committee did not meet independently of meetings of the Board of Directors during fiscal 1997.

     The Compensation Committee consists of directors Ron B. Barber, Robert D. Hisrich and Donald T. Duke. This Committee advises the Board with respect to the election or appointment of executive officers and makes recommendations to the Board concerning compensation of executive officers and awards to executive officers and others under employee incentive plans. The Compensation Committee did not meet independently of meetings of the Board of Directors during the 1997 fiscal year.

RECOMMENDATION AND VOTE

The Board of Directors recommends a vote "FOR" the election of all of the nominees listed above as directors of the Company. The affirmative vote of a majority of the shares of the Company Common Stock represented at the Annual Meeting is required for such approval.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company as of December 31, 1997 regarding beneficial ownership of the Company's Common Stock, par value $.10 per share, by (i) each person known by the Company to own more than five percent (5%) of such Common Stock, (ii) each director and nominee for election as a director of the Company, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group.

                                                    AMOUNT AND NATURE
      NAME AND ADDRESS                                OF BENEFICIAL                     PERCENT OF
     OF BENEFICIAL OWNER                              OWNERSHIP(1)                        CLASS
     -------------------                            -----------------                   ----------
     Jack R. Ingram                                    384,700  (2)                        17.3 %
     XETA Corporation
     4500 S. Garnett, Suite 1000
     Tulsa, OK  74146

     Ronald L. Siegenthaler                            309,257  (3)                        13.9 %
     P.O. Box 571300
     Tulsa, OK  74157

     Donald E. Reigel                                   50,351  (4)                         2.3 %
     XETA Corporation
     5350 Manhattan Circle, Suite 210
     Boulder, CO  80303

     Ron B. Barber                                      31,520                              1.4 %
     One Ten Occidental Place
     110 W. 7th Street, Suite 200
     Tulsa, OK  74119

     Robert B. Wagner                                   24,300  (5)                         1.1 %
     XETA Corporation
     4500 S. Garnett, Suite 1000
     Tulsa, OK  74146

     Donald T. Duke                                     11,400  (6)                           *
     1701 Morningstar
     Edmond, OK  73034

     Robert D. Hisrich                                  12,900  (7)                           *
     10900 Euclid Avenue
     Cleveland, OH 44106

     All officers and
        directors as a
        group (10 persons)                             883,028  (2)-(8)                    39.7 %

     ------------------------------

*Less than 1%

 (1)   Ownership is direct unless otherwise indicated.

 (2) Includes 2,500 shares held by Mr. Ingram's wife and options to purchase 200,000 shares of the Company's common stock which are presently exercisable.

 (3)   Includes 109,257 shares held by Mr. Siegenthaler as Trustee of the Ronald
       L. Siegenthaler Revocable Living Trust dated September 25, 1995, as amended, and options to purchase 200,000 shares which are presently exercisable.

 (4) Includes options to purchase 37,500 shares of the Company's common stock, which are presently exercisable.

 (5) Includes 1,300 shares held by Mr. Wagner as custodian for his minor children and options to purchase 20,000 shares of the Company's common stock which are presently exercisable. Excludes options to purchase 5,000 shares which are not presently exercisable.

 (6) Includes options to purchase 10,000 shares of the Company's common stock which are presently exercisable.

 (7) Includes 900 shares held by Dr. Hisrich as custodian for his minor child, and options to purchase 10,000 shares of the Company's common stock which are presently exercisable.

 (8) Includes 100 shares held by an officer not named in the table, as custodian for his minor child; 1,000 shares owned by the adult son of an officer not named in the table, who share the same household (the officer disclaims beneficial ownership as to these shares); and options granted to officers not named in the table to purchase an aggregate of 43,000 shares, which options are presently exercisable.

                               EXECUTIVE OFFICERS

     The executive officers and significant employees of the Company, their ages, positions held with the Company and length of time in such positions are set forth below. There are no family relationships between or among any of the named individuals. There are no arrangements or understandings between any of the named individuals and any other person or persons pursuant to which any of the named individuals are to be elected as officers.

          NAME AND AGE                        POSITIONS WITH COMPANY                   OFFICER SINCE
          ------------                        ----------------------                   -------------
     Jack R. Ingram                         President, Chief                             July, 1990
     Age 54                                  Executive Officer and
                                             Director

     Ronald L. Siegenthaler                 Executive Vice President                     August, 1990
     Age 54                                  and Director

     Robert B. Wagner                       Chief Financial Officer,                     March, 1989
     Age 36                                  Secretary and Treasurer

     Donald E. Reigel                       Vice President of                            June, 1995
     Age 43                                  Marketing & Sales

     Tom Crofford                            Vice President of                           January, 1988
     Age 45                                  Engineering

     Thomas A. Luce                         Vice President of                            June, 1986
     Age 41                                  Service

     Charles R. Rowland                     Vice President of                            January, 1984
     Age 56                                  Manufacturing


     Brief descriptions of the business experience of Messrs. Ingram, Siegenthaler and Wagner are set forth under the section of this Proxy Statement entitled "Election of Directors."

     MR. CROFFORD joined the Company in October 1982 as a design engineer and has been its Vice President of Engineering since January 1988. Mr. Crofford has worked in the field of computer engineering since 1977. He is a member of the Institute of Electrical and Electronics Engineers.

     MR. LUCE joined the Company in November 1982 as Installment Director. He was later promoted to Director of Installation and Service and became Vice President of Service in June 1986.

     MR. ROWLAND joined the Company in December 1982 as Production Manager and was promoted to Vice President of Manufacturing in January 1984. Mr. Rowland has 23 years electronic manufacturing experience, including production testing, assembly line layout and production control management.

     MR. REIGEL joined the Company in June 1993 as PBX Product Sales Manager. He was promoted to Vice President of Marketing and Sales in June 1995. Prior to his employment with the Company, Mr. Reigel served as a national accounts sales manager for WilTel Communications Systems for approximately a year and a half. He has been active in the development of major national accounts in the telecommunications industry since 1987. Mr. Reigel received his Bachelor of Science Degree in Business from the University of Colorado.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation of the Company's President and Chief Executive Officer and the next four most highly compensated executive officers of the Company.


                                             SUMMARY COMPENSATION TABLE

                                                        ANNUAL COMPENSATION
                                             -------------------------------------------------
         (a)                         (b)         (c)            (d)               (e)              (i)

       NAME AND                                                                                    ALL
       PRINCIPAL                                                                                  OTHER
        POSITION                    YEAR        SALARY         BONUS            OTHER         COMPENSATION  (1)
       ------------                 ----        ------         -----            -----         --------------
       Jack R. Ingram               1997       $ 90,000        $206,482           -                 -
         President and Chief        1996         90,000         235,334           -               $6,000
         Executive Officer          1995         90,000         229,334           -                6,000


       Ronald L. Siegenthaler       1997           -               -         $ 102,000(2)           -
         Executive Vice             1996           -            195,334        893,750(3)           -
         President                  1995           -            189,334           -                 -


       Donald E. Reigel             1997         75,000         159,591         46,901(4)         6,257
         Vice President of          1996         75,000         103,223         33,602(4)         3,263
         Marketing and Sales        1995         75,000          25,444        130,582(4)         6,000


       Tom R. Crofford              1997         88,461          23,783(5)      33,750(3)         3,396
         Vice President of          1996         81,580              -         228,625(3)         3,160
         Engineering                1995         80,658              -            -               2,322


       Thomas A. Luce               1997         82,686          23,783(5)      79,625(3)         3,172
         Vice President of          1996         77,050              -             -              3,026
         Service                    1995         75,689              -             -              2,653

       -----------------------------

        (1) Represents the Company's contributions to the employee's account under the Company's 401(k) plan.

        (2)   Represents fixed-fee retainer.

        (3) Represents the dollar value of the difference between the price paid for shares of the Company's common stock upon exercise of stock options and the market value of such stock on the date of exercise.

        (4)   Represents sales commissions paid.

        (5) Represents an annual bonus equal to 1% of the Company's after tax net income pursuant to a plan authorized by the Board of Directors on July 29, 1997, effective commencing the 1997 fiscal year.

     The following table sets forth certain information regarding stock options exercised during the 1997 fiscal year by persons named in the Summary Compensation Table and the number and value of unexercised options held by such persons as of the fiscal year-end. The Company has not granted stock appreciation rights.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                              FY-END OPTION VALUES

          (a)                         (b)                 (c)                  (d)                      (e)
                                                                       Number of Securities    Value of Unexercised
                                Shares Acquired     Value Realized   Underlying Unexercised    In-the-Money Options
         Name                     on Exercise (#)       ($)(1)      Options at FY-End (#)(2)   at FY-End ($)(3)
         ------------------------------------------------------------------------------------------------------
         Jack R. Ingram                 -                  -                200,000                  3,600,000
         Ronald L. Siegenthaler         -                  -                200,000                  3,600,000
         Donald E. Reigel               -                  -                 37,500                    655,125
         Tom R. Crofford              3,000             34,500               16,000                    288,000
         Thomas A. Luce               7,000             80,500               30,500                    549,000


         ------------------------------------

         (1) Value is based upon the difference between the fair market value of the securities underlying the options on the date of exercise and the exercise price.

         (2) All of the options held by the persons named in this table were exercisable at fiscal year end.

         (3) Based upon the difference between the fair market value of the securities underlying the options at fiscal year-end ($19.00 per share) and the exercise price.

     The Company compensates its directors who are not officers of the Company $250.00 per meeting attended. While the Company does not have any formal arrangement to grant stock options to its directors, the Company has previously granted stock options to all of its outside directors. Generally, these options are for 10,000 shares, with a vesting period of one year and an exercise period of ten years. No other compensation was paid to directors for their services as such during the Company's 1997 fiscal year.

EMPLOYMENT AGREEMENTS

         The Company has a written employment agreement with Jack R. Ingram concerning the terms of his compensation as the Company's President and Chief Executive Officer. Under the agreement, Mr. Ingram receives a $90,000 base salary, plus quarterly and annual bonuses. The quarterly bonus is based upon 50% of the Company's quarterly net income, not to exceed $10,000 per quarter. The annual bonus, which was amended in July, 1997 effective for the 1997 fiscal year, is based upon seven percent (7%) of the Company's after-tax net income, with no maximum cap. The annual bonus is paid on or before January 31 of each year. In the event Mr. Ingram's employment with the Company is terminated for reasons other than his resignation, Mr. Ingram will receive the full amount of any annual and quarterly bonus earned but unpaid through the date of termination. Mr. Ingram will forfeit any unpaid bonuses in the event of his resignation. Mr. Ingram's employment with the Company is at-will.

         The Company also has a written agreement with Ronald L. Siegenthaler concerning the terms of his compensation as the Company's Executive Vice President. Under this agreement, which was amended in July, 1997 effective for the 1997 fiscal year, Mr. Siegenthaler receives a monthly retainer of $8,500. Mr. Siegenthaler is entitled to receive the full amount of any unpaid fee due him upon his termination of employment for any reason, including his resignation. Mr. Siegenthaler is retained by the Company on an at-will basis.

     The Company entered into a written agreement with Donald E. Reigel on June 12, 1995, concerning the terms of his employment as Vice President of Marketing and Sales. Pursuant to the terms of the agreement, Mr. Reigel receives a salary of $75,000, plus a commission equal to 0.25% of the Company's monthly net sales and service revenues. The agreement also provides for an annual bonus equal to 3% of the increase in the Company's annual net sales and service revenues over those revenues for the previous fiscal year. Mr. Reigel will forfeit the right to receive any bonus for the then current fiscal year in the event of termination of his employment unless he is terminated by the Company without cause, in which case he will be entitled to receive a bonus, if any, on a prorated basis.

     Mr. Reigel is subject to standard confidentiality restrictions, as well as to a twelve month non-solicitation agreement upon termination of his employment for any reason while Jack Ingram remains President of the Company, and a thirty-day non-solicitation agreement if Mr. Ingram is not President at the time of Mr. Reigel's termination. There is no set term to Mr. Reigel's employment by the Company.


                              RELATED TRANSACTIONS

     Mr. Barber, a director of the Company, is a shareholder in the law firm of Barber & Bartz, a Professional Corporation, general counsel to the Company. During the fiscal year ended October 31, 1997, the Company paid or accrued legal fees to Barber & Bartz in the approximate amount of $292,000.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and written representations made to the Company by its directors and officers and by certain beneficial owners of more than ten percent of its Common Stock, the Company knows of no director, officer, or beneficial owner of more than ten percent of the Company's Common Stock who has failed to file on a timely basis reports of beneficial ownership of the Company's Common Stock as required by Section 16(a) of the Securities Exchange Act of 1934, as amended.


                              STOCK SPLIT PROPOSAL
                                    (Item 2)

     In March, 1997 the shareholders approved a proposal submitted by the Board of Directors that authorized the Board in its discretion to effect a stock split prior to the 1998 Annual Meeting. The Board has not effected a stock split to date and its authority to do so under the 1997 shareholder resolution will expire in March of this year. The Board believes it would be in the best interests of the Company for the Board to maintain the ability to effect a stock split when it believes prudent to do so, without the necessity of having to call a special meeting of the shareholders separate from the annual meeting to vote on such a proposal.

     The Board of Directors has therefore approved a resolution which would authorize the Board to amend Article VI of the Company's Certificate of Incorporation to effect a stock split of the Company's Common Stock along with a corresponding reduction in par value, or not amend the Certificate of Incorporation and effect no stock split, as determined by the Board of Directors in its discretion (the "Stock Split Proposal"). The Board has directed that the Stock Split Proposal be submitted to the Company's shareholders for consideration and approval. Under the terms of the Stock Split Proposal, the Board of Directors will be granted authority to effect a single stock split within the confines of the Proposal at any time prior to the next Annual Meeting of Shareholders if the Board believes that an increase in the number of shares of Common Stock may improve the trading market for the Company's Stock.

     If the Stock Split Proposal is approved by shareholders, the Board of Directors will be given the discretion to effect a stock split, without further shareholder action, of not less than 5-for-4 nor greater than 2-for-1 (the "Stock Splits"), or to effect no stock split. The Board of Directors believes that this latitude is necessary, given the nature of the stock market and the changing market price of the Common Stock.

     If the Stock Split Proposal is approved by the shareholders of the Company at the Annual Meeting, a stock split will be effected only upon a determination by the Board of Directors that a stock split is in the best interests of the Company and the shareholders. In connection with any determination by the Board of Directors to such effect, the Board will also select, at its discretion, one of the Stock Splits proposed based upon prevailing market conditions, the likely effect on the market price of the Common Stock and other relevant factors. The remaining alternative Stock Splits would be abandoned by the Board without further action by the shareholders.

     Shareholders may approve or reject the proposed Stock Splits in whole but not in part. The effective date of any stock split will be selected by the Board of Directors (the "Effective Date") on or prior to the Company's next Annual Meeting of Shareholders. If no stock split is effected by such date, the authority of the Board of Directors to declare the stock split will expire.

     The Stock Split Proposal also authorizes a corresponding reduction in par value of the Company's Common Stock in relation to the ratio of the Stock Splits. The proposed amendments to Article VI of the Company's Certificate of Incorporation would reduce the par value per share of the Company's Common Stock from $.10 to $.08, $.075, $.06 and $.05 in the case of a 5-for-4, 4-for-3,
3-for-2 and 2-for-1 Stock Split, respectively.

     The resolution of the Shareholders approving the proposed alternative amendments to Article VI of the Company's Certificate of Incorporation is attached to this Proxy Statement as Appendix "A".


PURPOSES AND EFFECT OF THE STOCK SPLIT

     The purpose of the stock split, if the Board elects to declare one, would be to increase the marketability and liquidity of the Common Stock through greater availability of shares for purchase and sale and a wider distribution among a larger number of shareholders. Management believes that an increase in the number of shares outstanding would encourage and facilitate trades in the Common Stock which would, it is believed, establish a more liquid market in the Common Stock and result in a wider distribution of the Common Stock. Although it is not possible to predict the precise impact the stock split would have on the trading price of the Company's Common Stock, the stock split would reduce the per share trading price of the Common Stock, but not necessarily in the same proportion as the increase in the number of outstanding shares.

     All existing rights of shareholders will remain unchanged by the stock split, and the relative ownership position of any shareholder, except for immaterial variations caused by the procedures to avoid fractional shares (discussed below), will remain unchanged. Because the par value of the Company's Common Stock will be reduced in relation to the ratio of the Stock Splits, the aggregate par value of the Company's Common Stock and the Company's paid-in capital and retained earnings will be unaffected. The only change in the Company's financial statements as a result of a stock split will be the presentation of earnings per share, which will be reduced proportionately for any stock split effected for all accounting periods presented.

     The stock split, if undertaken in the discretion of the Board, would have the following effect upon the number of shares of Common Stock outstanding (which was ____________ as of the Record Date, of which ____________ were treasury shares), assuming no other change in the number of shares of Common Stock outstanding after the Record Date, and without taking into account any reduction in the number of outstanding shares resulting from the procedures for treatment of fractional shares described below.

                                        Common Stock
          Stock Split                   Outstanding
          -----------                   ------------
          5-for-4                       ________
          4-for-3                       ________
          3-for-2                       ________
          2-for-1                       ________

     All outstanding stock options on the Effective Date of the stock split would be proportionately adjusted in the number of shares subject to such rights in the event of a stock split. As of January 5, 1998, there were 579,335 shares of the Company's Common Stock subject to stock purchase options. Because the stock split, if effected, may range from 5-for-4 to 2-for-1 and because the number of outstanding shares of Common Stock may change prior to the Effective Date (e.g., upon the exercise of any outstanding stock options), existing shareholders cannot now predict the total number of shares of Common Stock that they will hold after the stock split, or the total number of shares of Common Stock that will be outstanding after the stock split.

     The Company's Common Stock is listed for trading on the Nasdaq National Market System. The new shares to be issued as a result of the stock split will be included in the Company's listing on Nasdaq. Consummation of the stock split will have no material federal tax consequences to stockholders.


FRACTIONAL SHARES AND ADDITIONAL SHARE CERTIFICATES

     No certificates or script representing fractional share interests will be issued, and no such fractional interests will entitle the holder thereof to vote, or to any rights as a shareholder of the Company with respect to such fractional interests. In lieu of any such fractional interests, the Company will pool all fractional share interests otherwise issuable and make arrangements with Chemical Mellon Shareholder Services (the "Agent") or other third party to act as agent for the account of all shareholders who would otherwise be entitled to receive said fractional shares, to sell such shares on behalf of such shareholders. As soon as practicable after the Effective Date, the Agent will sell such interests on the basis of prevailing market prices of the Common Stock as reported on the Nasdaq National Market System at the time of such sales, and the Agent or the Company will pay to the holders of such interests their pro rata share of the proceeds derived from the sale of such fractional interests. All costs of such sale will be borne by the Company.

     As soon as practicable following the Effective Date of the stock split, the Company will mail to each shareholder of record on the Effective Date a share certificate representing the number of shares of Common Stock that, when aggregated with each shareholder's present number of shares, will equal the proportionate increase in the total number of shares held by the stockholder on the Effective Date. For example, if the Board effects a 5-for-4 stock split, and a shareholder owns 100 shares of Common Stock on the Effective Date, the Company will mail to such shareholder a share certificate for 25 shares which, when added to the shareholder's 100 shares, will represent a total stock ownership of 125 shares.

RECOMMENDATION AND VOTE

     The Board of Directors recommends a vote "FOR" the authorization and approval of this proposal. The affirmative vote of the holders of a majority of the shares of stock of the Company entitled to notice of and to vote at the Annual Meeting is required to adopt the Stock Split Proposal.


                         INDEPENDENT PUBLIC ACCOUNTANTS
                                    (Item 3)

     The Board of Directors has selected Arthur Andersen, LLP as the independent public accountants to audit the Company's financial statements for the fiscal year ending October 31, 1998. Representatives of Arthur Andersen, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions. While ratification of the Company's selection of accountants by the Company's shareholders is not required, in the event of a negative vote on such ratification, the Company's Board of Directors will reconsider its selection. Arthur Andersen, LLP audited the Company's financial statements for the year ended October 31, 1997.


                FINANCIAL INFORMATION - INCORPORATED BY REFERENCE

     A copy of the Company's 1997 Annual Report, which includes the Company's Form 10-KSB containing all financial statements as well as Management's Discussion and Analysis of Financial Condition and Results of Operations

(the "MD&A"), is being provided to the stockholders along with this Proxy Statement. In regard to the Stock Split Proposal, the Financial Statements appearing on pages ________ of the Form 10-KSB, and the MD&A appearing on pages ____ through ____ of the Form 10-KSB, are incorporated herein by reference.


                              SHAREHOLDER PROPOSALS

     Under regulations of the Securities and Exchange Commission, shareholders are entitled to submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company in accordance with those regulations. In order for shareholder proposals for the Company's next annual meeting to be eligible for consideration for inclusion in the proxy statement and proxy relating to such meeting, they must be received by the Company no later than October 5, 1998. Such proposals should be directed to XETA Corporation, 4500 South Garnett, Suite 1000, Tulsa, Oklahoma 74146, Attention:
President.


                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no matter other than those described herein that will be presented for consideration at the Annual Meeting. However, should any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.


                       By Order of the Board of Directors



                                Robert B. Wagner
                                    Secretary


Tulsa, Oklahoma
February 27, 1998

                                  Appendix "A"

                           RESOLUTION OF SHAREHOLDERS



     RESOLVED, that prior to the Company's next Annual Meeting of Shareholders,
Article VI of the Company's Certificate of Incorporation, which currently authorizes 10,000,000 shares of Common Stock, par value $.10 per share, and 500,000 shares of Preferred Stock, par value $.10 per share, shall be deleted and substituted with one of the following alternative provisions to be selected by the Board of Directors, in its discretion:

IF THE BOARD DECLARES A FIVE-FOR-FOUR STOCK SPLIT:

                                   ARTICLE VI

                  The total authorized number of shares which the Corporation shall have authority to issue shall consist of 10,500,000 shares, 10,000,000 shares of which shall be classified as Common Shares of the par value of $.08 per share, and 500,000 shares of which shall be classified as Preferred Shares, $.10 par value per share.

                  Simultaneously with the effective date of this amendment (the "Effective Date"), each four shares of Common Stock issued and outstanding on the Effective Date shall automatically and without any action on the part of the holder thereof be reclassified as and changed into five shares of the Company's Common Stock, par value $.08 per share.

IF THE BOARD DECLARES A FOUR-FOR-THREE STOCK SPLIT:

                                   ARTICLE VI

                  The total authorized number of shares which the Corporation shall have authority to issue shall consist of 10,500,000 shares, 10,000,000 shares of which shall be classified as Common Shares of the par value of $.075 per share, and 500,000 shares of which shall be classified as Preferred Shares, $.10 par value per share.

                  Simultaneously with the effective date of this amendment (the "Effective Date"), each three shares of Common Stock issued and outstanding on the Effective Date shall automatically and without any action on the part of the holder thereof be reclassified as and changed into four shares of the Company's Common Stock, par value $.075 per share.

IF THE BOARD DECLARES A THREE-FOR-TWO STOCK SPLIT:

                                   ARTICLE VI

                  The total authorized number of shares which the Corporation shall have authority to issue shall consist of 10,500,000 shares, 10,000,000 shares of which shall be classified as Common Shares of the par value of $.06 per share, and 500,000 shares of which shall be classified as Preferred Shares, $.10 par value per share.

                  Simultaneously with the effective date of this amendment (the "Effective Date"), each two shares of Common Stock issued and outstanding on the Effective Date shall automatically and without any action on the part of the holder thereof be reclassified as and changed into three shares of the Company's Common Stock, par value $.06 per share.

IF THE BOARD DECLARES A TWO-FOR-ONE STOCK SPLIT:

                                   ARTICLE VI

                  The total authorized number of shares which the Corporation shall have authority to issue shall consist of 10,500,000 shares, 10,000,000 shares of which shall be classified as Common Shares of the par value of $.05 per share, and 500,000 shares of which shall be classified as Preferred Shares, $.10 par value per share.

                  Simultaneously with the effective date of this amendment (the "Effective Date"), each one share of Common Stock issued and outstanding on the Effective Date shall automatically and without any action on the part of the holder thereof be reclassified as and changed into two shares of the Company's Common Stock, par value $.05 per share.

     FURTHER RESOLVED, that notwithstanding the approval by the shareholders of the foregoing proposed alternative amendments, at any time prior to the filing of any amendment to the Company's Certificate of Incorporation pursuant hereto effecting either a five-for-four, four-for-three, three-for-two or two-for-one stock split, the Board of Directors may, in its discretion, abandon such proposed alternative amendments without further action by the shareholders.

                                   APPENDIX B

           XETA CORPORATION PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 31, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jack R. Ingram and Ronald L. Siegenthaler, or either of them, as proxies and attorneys for the undersigned (with full power to act alone and to designate substitutions), hereby revoking any prior Proxy, and hereby authorizes them to represent the undersigned and to vote as designated below, all the shares of Common Stock of XETA Corporation held of record by the undersigned on February 2, 1998, at the Annual Meeting of Shareholders to be held March 31, 1998, or any adjournment or postponement thereof.

1.  ELECTION OF DIRECTORS:

                 [ ] FOR all nominees listed     [ ] WITHHOLD AUTHORITY to vote
                     below (except as marked         for all nominees below.
                     to the contrary below).

Ron B. Barber, Donald T. Duke, Robert D. Hisrich, Jack R. Ingram, Ronald L.
                      Siegenthaler; and Robert B. Wagner
(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

-------------------------------------------------------------------------------

2. PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A FIVE-FOR-FOUR, FOUR-FOR-THREE, THREE-FOR-TWO, OR TWO-FOR-ONE STOCK SPLIT, OR TO EFFECT NO STOCK SPLIT, IN THE BOARD'S SOLE DISCRETION, PRIOR TO THE NEXT ANNUAL MEETING OF SHAREHOLDERS.

    [ ]  For                        [ ]  Against               [ ]  Abstain

3. PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE 1998 FISCAL YEAR.

    [ ]  For                        [ ]  Against               [ ]  Abstain

                           (continued on other side)



                          (continued from other side)


4. IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the three foregoing proposals.

-------------------------------------   -------------------------------------
(Signature)                             (Print Name)


-------------------------------------   -------------------------------------
(Signature)                             (Print Name)

     NOTE: Signature(s) should follow exactly as your name appears on your stock certificate. In case of joint ownership each owner should sign. Executors, administrators, guardians, trustees, etc. should add their title as such and where more than one executor, etc. is named, a majority must sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer.

     Dated:_____________, 1998

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Xeta Corporation:

We have audited the accompanying consolidated balance sheet of Xeta Corporation (an Oklahoma corporation) and subsidiaries as of October 31, 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended October 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Xeta Corporation and subsidiaries as of October 31, 1997, and the results of their operations and their cash flows for each of the two years in the period ended October 31, 1997, in conformity with generally accepted accounting principles.


                                                ARTHUR ANDERSEN LLP


Tulsa, Oklahoma
   December 5, 1997


                                      F-1
                            TENTATIVE & PRELIMINARY

                                XETA CORPORATION

                           CONSOLIDATED BALANCE SHEET

                                OCTOBER 31, 1997

                                     ASSETS
                                    (Note 2)
CURRENT ASSETS:
   Cash and cash equivalents (Note 1)                                             $  6,011,841
   Current portion of net investment in sales-type leases (Note 9)                   2,122,405
   Trade accounts receivable, net of allowance of $118,722                           1,501,843
   Inventories, net (Note 5)                                                         1,498,748
   Deferred tax asset, net (Note 4)                                                     61,743
   Prepaid expenses and other                                                           75,827
                                                                                  ------------
         Total current assets                                                       11,272,407
                                                                                  ------------

NONCURRENT ASSETS:
   Net investment in sales-type leases, less current portion above (Note 9)          1,381,818
   Property, plant and equipment, net (Note 1 and 14)                                  634,905
   Purchased long distance contracts, net of accumulated amortization
     of $85,360 (Note 3)                                                               938,958
   Capitalized software production costs, net of accumulated
     amortization of $333,066                                                          537,578
   Other                                                                                54,197
                                                                                  ------------
         Total noncurrent assets                                                     3,547,456
                                                                                  ------------
         Total assets                                                             $ 14,819,863
                                                                                  ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                               $    591,822
   Unearned revenue (Note 7)                                                         2,877,785
   Accrued liabilities (Note 6)                                                        739,696
   Accrued taxes                                                                       118,874
                                                                                  ------------
         Total current liabilities                                                   4,328,177
                                                                                  ------------

UNEARNED SERVICE REVENUE (Note 7)                                                      603,433
                                                                                  ------------

NONCURRENT DEFERRED TAX LIABILITY, net (Note 4)                                        551,720
                                                                                  ------------

COMMITMENTS (Notes 3, 9, 11 and 15)

SHAREHOLDERS' EQUITY (Note 8):
   Common stock; $.10 par value; 10,000,000 shares authorized,
     2,207,285 issued                                                                  220,728
   Paid-in capital                                                                   4,859,340
   Retained earnings                                                                 4,516,205
                                                                                  ------------
                                                                                     9,596,273
   Less- Treasury stock, at cost                                                      (259,740)
                                                                                  ------------
         Total shareholders' equity                                                  9,336,533
                                                                                  ------------
         Total liabilities and shareholders' equity                               $ 14,819,863
                                                                                  ============


                     The accompanying notes are an integral
                    part of this consolidated balance sheet.



                                      F-2
                            TENTATIVE & PRELIMINARY

                                XETA CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    For the Years
                                                                   Ended October 31,
                                                             ----------------------------
                                                                 1997             1996
                                                             -----------      -----------
SYSTEM SALES                                                 $ 9,405,120      $ 6,552,424
INSTALLATION AND SERVICE REVENUES                              9,355,360        6,888,350
                                                             -----------      -----------
NET SALES, INSTALLATION AND SERVICE REVENUES                  18,760,480       13,440,774
                                                             -----------      -----------

COST OF SYSTEM SALES                                           6,074,116        4,072,157
INSTALLATION AND SERVICE COSTS                                 5,884,096        4,385,535
                                                             -----------      -----------
TOTAL COST OF SALES, INSTALLATION AND SERVICE                 11,958,212        8,457,692
                                                             -----------      -----------
         Gross profit                                          6,802,268        4,983,082

OPERATING EXPENSES                                             4,139,027        3,155,981
                                                             -----------      -----------

INCOME FROM OPERATIONS                                         2,663,241        1,827,101

INTEREST AND OTHER INCOME, net (Note 1)                          667,069          662,240
                                                             -----------      -----------
INCOME BEFORE PROVISION FOR INCOME TAXES                       3,330,310        2,489,341
PROVISION FOR INCOME TAXES (Note 4)                            1,190,000          904,000
                                                             -----------      -----------
NET INCOME                                                   $ 2,140,310      $ 1,585,341
                                                             ===========      ===========

INCOME PER COMMON AND COMMON EQUIVALENT SHARE (Note 13)      $       .90      $       .68
                                                             ===========      ===========
WEIGHTED AVERAGE SHARES OUTSTANDING                            2,006,255        1,971,061
                                                             ===========      ===========
WEIGHTED AVERAGE EQUIVALENT SHARES - Primary                   2,365,244        2,334,316
                                                             ===========      ===========


                     The accompanying notes are an integral
                    part of these consolidated statements.



                                      F-3
                            TENTATIVE & PRELIMINARY

                                XETA CORPORATION

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                 FOR THE YEARS ENDED OCTOBER 31, 1997 AND 1996

                                            Common Stock                 Treasury Stock
                                    --------------------------        ----------------------
                                      Number of                                                        Paid-in          Retained
                                    Shares Issued    Par Value        Shares          Amount           Capital          Earnings
                                    -------------    ---------        ------          ------           -------          --------
BALANCE AT OCTOBER 31, 1995           2,003,320       $200,332       (189,747)       $(259,740)       $4,092,291       $  790,554

   Stock options exercised              179,333         17,933             --               --           164,733               --

   Tax benefit of stock options              --             --             --               --           479,389               --

   Net income                                --             --             --               --                --        1,585,341
                                      ---------       --------       --------        ---------        ----------       ----------

BALANCE AT OCTOBER 31, 1996           2,182,653        218,265       (189,747)        (259,740)        4,736,413        2,375,895

   Stock options exercised               24,632          2,463             --               --            43,828               --

   Tax benefit of stock options              --             --             --               --            79,099               --

   Net income                                --             --             --               --                --        2,140,310
                                      ---------       --------       --------        ---------        ----------       ----------

BALANCE AT OCTOBER 31, 1997           2,207,285       $220,728       (189,747)       $(259,740)       $4,859,340       $4,516,205
                                      =========       ========       ========        =========        ==========       ==========

                     The accompanying notes are an integral
                     part of these consolidated statements.



                                      F-4
                            TENTATIVE & PRELIMINARY

                                XETA CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                For the Years
                                                                              Ended October 31,
                                                                        ----------------------------
                                                                            1997             1996
                                                                        -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                           $ 2,140,310      $ 1,585,341
                                                                        -----------      -----------
   Adjustments to reconcile net income to net cash provided by operating activities-
       Depreciation                                                         209,531          155,848
       Amortization                                                         149,512           54,912
       (Gain) loss on sale of assets                                          3,859          (12,435)
       Provision for doubtful accounts receivable                            36,000           38,000
       Provision for excess and obsolete inventory                           33,666               --
       Change in assets and liabilities-
         (Increase) decrease in net investment in sales-type leases       1,450,807         (464,639)
         Increase in other receivables                                      (21,364)        (226,034)
         Increase in inventories                                           (490,918)        (156,732)
         (Increase) decrease in prepaid income taxes                        173,785         (173,785)
         Decrease in deferred tax asset                                      31,154          189,288
         (Increase) decrease in prepaid expenses and other assets           184,886           (6,238)
         Increase (decrease) in accounts payable                            220,349          (70,108)
         Increase (decrease) in unearned revenue                           (182,074)           7,456
         Increase (decrease) in accrued liabilities                          72,858          (53,701)
         Increase in accrued income taxes                                   197,973               --
         Increase (decrease) in deferred tax liabilities                    (40,264)         116,063
                                                                        -----------      -----------
           Total adjustments                                              2,029,760         (602,105)
                                                                        -----------      -----------
              Net cash provided by operating activities                   4,170,070          983,236
                                                                        -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of long distance contracts                                  (1,024,318)              --
   Additions to property, plant and equipment                              (453,390)        (237,742)
   Additions to capitalized software production costs                      (275,913)        (196,716)
   Proceeds from sale of assets                                                  --           28,948
                                                                        -----------      -----------
              Net cash used in investing activities                      (1,753,621)        (405,510)
                                                                        -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Exercises of stock options and warrants                                   46,291          182,666
                                                                        -----------      -----------
              Net cash provided by financing activities                      46,291          182,666
                                                                        -----------      -----------
              Net increase in cash and cash equivalents                   2,462,740          760,392

CASH AND CASH EQUIVALENTS, beginning of year                              3,549,101        2,788,709
                                                                        -----------      -----------
CASH AND CASH EQUIVALENTS, end of year                                  $ 6,011,841      $ 3,549,101
                                                                        ===========      ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year for income taxes                           $ 1,115,290      $   554,595
                                                                        ===========      ===========
   Noncash tax benefit of options exercised                             $    79,099      $   479,389
                                                                        ===========      ===========

                     The accompanying notes are an integral
                     part of these consolidated statements.



                                      F-5
                            TENTATIVE & PRELIMINARY

                                XETA CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED

                                OCTOBER 31, 1997

1.  BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BUSINESS

Xeta Corporation (Xeta or the Company) was incorporated in 1981 for the purpose of developing, manufacturing and marketing call accounting systems. Since 1993, the Company has been a nation-wide distributor of third-party manufactured PBX systems. Xeta sells primarily to the lodging industry and is thus dependent upon the condition of the hospitality economic sector.

Xetacom, Inc. (Xetacom), a wholly owned subsidiary of the Company, was incorporated in February 1989 to provide long distance telephone services to the lodging industry. Xetacom's operations have been insignificant to date.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents at October 31, 1997, consist of money market accounts and commercial bank accounts.

LEASE ACCOUNTING

A portion of the Company's revenues have been generated using sales-type leases. The Company has sold systems to end-users under these sales-type leases to be paid over three-, four- and five-year periods. Because the present value (computed at the rate implicit in the lease) of the minimum payments under these sales-type leases equals or exceeds 90 percent of the fair market value of the systems and/or the length of the lease exceeds 75 percent of the estimated economic life of the equipment, the Company recognizes the net effect of these transactions as a sale as required by generally accepted accounting principles.

Interest and other income is primarily the recognition of interest income on the Company's sales-type lease receivables and income earned on short-term cash investments. Interest income from a sales-type lease represents that portion of the aggregate payments to be received over the life of the lease which exceeds the present value of such payments using a discount factor equal to the rate implicit in the underlying leases.



                                      F-6
                            TENTATIVE & PRELIMINARY

REVENUE RECOGNITION

The Company recognizes revenue from sales-type leases as discussed above under the caption "Lease Accounting". Service revenue is recognized monthly over the life of the related sales-type lease or service agreement on a straight-line basis. Revenue from sales and installations of call accounting systems is generally recognized 75 percent upon shipment of the system with the remaining 25 percent recognized upon installation where the Company is responsible for installation. Revenue from sales of PBX systems are generally recognized 100 percent upon installation. Service and installation costs are expensed as incurred.

PROPERTY, PLANT AND EQUIPMENT

The Company capitalizes the cost of all significant property, plant and equipment additions including equipment manufactured by the Company and installed at customer locations under PBX service agreements. Depreciation is computed over the estimated useful life of the asset or the terms of the lease for leasehold improvements, whichever is shorter, on a straight-line basis. When assets are retired or sold, the cost of the assets and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in income. Maintenance and repair costs are expensed as incurred.

RESEARCH AND DEVELOPMENT AND CAPITALIZATION OF SOFTWARE PRODUCTION COSTS

The Company capitalizes software production costs related to a product upon the establishment of technological feasibility as defined by generally accepted accounting principles. Amortization is provided on a product-by-product basis based upon the estimated useful life of the software (generally five years). All other research and development costs (including those related to software for which technological feasibility has not been established) are expensed as incurred.

INCOME TAXES

Several items of income and expense, including certain sales revenues under sales-type leases, are included in the financial statements in different years than they are included in the income tax returns.

WARRANTY AND UNEARNED REVENUE

The Company typically provides a one-year warranty from the date of installation of its systems. The Company defers a portion of each system sale to be recognized as service revenue during the warranty period. The amount deferred is generally equal to the sales price of a maintenance contract for the type of system under warranty and length of the warranty period.

The Company also records deposits received on sales orders, prepayments for maintenance contracts and sales revenues attributable to systems shipped but not installed as deferred revenues.



                                      F-7
                            TENTATIVE & PRELIMINARY

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.  REVOLVING CREDIT AGREEMENT:

The Company maintains a $1,000,000 revolving line of credit with its bank. The amended loan agreement expires on April 1, 1999. Advances under the agreement are based on the Company's current receivables. Substantially all of the Company's assets are collateralized under the agreement which also contains provisions which impose certain restrictions on the Company and requires the Company to meet certain financial ratios. At October 31, 1997, the Company was in compliance with the credit agreement. No advances have been made under this agreement during fiscal 1997 or 1996.

3.  OPERATOR SERVICES BUSINESS AND PURCHASED LONG DISTANCE CONTRACTS:

Effective April 1, 1997, the Company became a subagent of MCI to market, on a nonexclusive basis, a wide variety of long distance services to commercial customers, including the hospitality industry. Simultaneously, the Company entered into a marketing alliance with American Communications Services, Inc. ("AMERICOM") to jointly market these services to the hotel industry. The two companies share in the net commissions earned from those services according to a prescribed formula in the marketing alliance agreement.

Also effective April 1, 1997, the Company purchased AMERICOM's interest in existing long distance contracts at 71 hotels for $1,108,000. The purchase price included a payment for the contracts of $1,024,000, which has been capitalized, and reimbursement of certain equipment fees on installed equipment. The capitalized costs are being amortized ratably over the estimated future life of the contracts. A majority of these 71 hotels receive long distance services jointly from MCI and another carrier. The remaining hotels are served exclusively by MCI. The purchase agreement includes AMERICOM's interest in commissions earned from both carriers.

Previous to the purchase agreement, AMERICOM had obtained loans from one of the carriers secured by future commissions to be earned under various long distance contracts, including those contracts purchased by the Company. To effect the transfer of AMERICOM's interest in the 71 hotel contracts, which were collateralized by the loans, the Company guaranteed AMERICOM's indebtedness. The amount of the guarantee at October 31, 1997, was approximately $434,000. The Company believes that AMERICOM's earnings from its share of net commissions as well as other revenue sources pledged by AMERICOM will be sufficient to retire the indebtedness in accordance with the terms of the loans, therefore no liability has been recorded related to the guarantee.



                                      F-8
                            TENTATIVE & PRELIMINARY

4.  INCOME TAXES:

Income tax expense is based on pretax financial accounting income. Deferred income taxes are computed using the liability method and are provided on all temporary differences between the financial basis and the tax basis of the Company's assets and liabilities.

The income tax provision for the years ending October 31, 1997 and 1996 consists of the following:

                                               1997           1996
                                           -----------      ---------
Current provision - federal                $ 1,199,110      $ 585,023
Deferred provision (benefit) - federal          (9,110)       261,353
State income taxes                                  --        101,000
Tax credits and other adjustments                   --        (43,376)
                                           -----------      ---------
           Total provision                 $ 1,190,000      $ 904,000
                                           ===========      =========

The reconciliation of the statutory income tax rate to the effective income tax rate is as follows:

                                            Year Ended
                                            October 31,
                                           -------------
                                           1997     1996
                                           ----     ----
Statutory rate                               34%      34%
State income taxes                            0%       4%
Tax credits and other adjustments             2%      (2)%
                                           ----     ----
Effective rate                               36%      36%
                                           ====     ====

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of October 31, 1997, are presented below:

Deferred tax assets:
  Prepaid service contracts                                     $ 32,305
  Nondeductible reserves                                         207,502
  Other                                                           20,559
                                                                --------
     Total deferred tax asset                                    260,366
                                                                --------

Deferred tax liabilities:
  Unamortized capitalized software development costs             182,777
  Tax income to be recognized on sales-type lease contracts      501,606
  Other                                                           65,960
                                                                --------
     Total deferred tax liability                                750,343
                                                                --------
     Net deferred tax liability                                 $489,977
                                                                ========



                                      F-9
                            TENTATIVE & PRELIMINARY

5.  INVENTORIES:

Inventories are stated at the lower of cost (first-in, first-out) or market and consists of the following components at October 31, 1997:

Raw materials                                       $  712,546
Finished goods and spare parts                       1,001,202
                                                    ----------
                                                     1,713,748
Less- Reserve for excess and obsolete inventory        215,000
                                                    ----------
         Inventories, net                           $1,498,748
                                                    ==========

6.  ACCRUED LIABILITIES:

Accrued liabilities consist of the following at October 31, 1997:

Bonuses                     $512,776
Taxes other than income       52,185
Vacation                      78,679
Commissions                   64,563
Other                         31,493
                            --------
                            $739,696
                            ========

7.  UNEARNED REVENUE:

Unearned revenue consists of the following at October 31, 1997:

Service contracts                       $1,522,597
Warranty service                           685,955
Customer deposits                          508,359
Systems shipped but not installed           42,825
Other                                      118,049
                                        ----------
Total current unearned revenue           2,877,785
Noncurrent unearned service revenue        603,433
                                        ----------
                                        $3,481,218
                                        ==========

8.  STOCK OPTIONS:

The Company has a stock option plan (the Plan) for officers and key employees. The Board of Directors determines the option price, not to be less than fair market value, at the date of grant.

The options generally expire ten years from the date of grant and are exercisable at a rate of 33 1/3 percent per year after a one-year waiting period.

                                 Outstanding Options
                               -----------------------
                                            Price Per
                                Number        Share
                               --------     ----------
Balance, October 31, 1996      109,967      $1.00-6.56
Exercised                      (14,632)     $1.00-6.56
                               -------
Balance, October 31, 1997       95,335      $1.00-6.56
                               =======



                                     F-10
                            TENTATIVE & PRELIMINARY

At October 31, 1997, options to purchase 83,667 shares are exercisable and 50,000 shares were available for future grants under the Plan.

The Company has also granted options outside the Plan to certain officers and directors. These options generally expire ten years from the date of grant and are exercisable over the period stated in each option. The table below presents information regarding options granted outside the Plan.

                                 Outstanding Options
                               -----------------------
                                             Price Per
                                Number         Share
                               --------     ----------
Balance, October 31, 1996      470,000      $1.00-1.53
Exercised                      (10,000)     $1.31
                               -------
Balance, October 31, 1997      460,000      $1.00-1.53
                               =======

On November 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock Based Compensation." SFAS 123 requires companies to record in their financial statements the compensation expense, if any, related to stock options issued to employees. Alternatively, SFAS 123 allows companies to choose only to disclose the impact of issued stock options as if the expense had been recorded in the financial statements. The Company has adopted this alternative method of accounting for stock options. Had the Company recorded compensation expense related to its stock option plans in accordance with SFAS 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                For the Year Ending
                                    October 31,
                              ----------------------
                              1997              1996
                              ----              ----
NET INCOME:
   As reported                $2,140,310     $1,585,341
   Pro forma                  $2,122,572     $1,572,158

EARNINGS PER SHARE:
   As reported                $      .90     $      .68
   Pro forma                  $      .90     $      .67

The fair value of the options granted was estimated at the date of grant using the Modified Black-Scholes European pricing model with the following assumptions: risk free interest rate (5.38%), dividend yield (0.00%), expected volatility (107.47%), and expected life (6 years).



                                     F-11
                            TENTATIVE & PRELIMINARY

9.  COMMITMENTS:

Minimum future annual payments to be received and paid under various leases are as follows:

                                                          Sales-Type
                                                         Lease Payments        Operating
         October 31,                                      Receivable            Leases
         -----------                                      ----------            ------

             1998                                         $ 2,476,328         $  235,518
             1999                                           1,155,759            138,127
             2000                                             260,586             39,714
             2001                                              12,744             18,436
             2002                                                   -             18,284
                                                          -----------         ----------
                                                          $ 3,905,417         $  450,079
                                                                              ==========
         Less- Imputed interest                              (401,194)
                                                          -----------
         Present value of minimum payments                $ 3,504,223
                                                          ===========

The Company incurred operating lease costs of approximately $323,000 and $215,000 in 1997 and 1996, respectively.

On October 30, 1997, the Company's board of directors adopted a stock buy-back program in which management is authorized to spend up to one-third of net income for fiscal 1997 and for each subsequent fiscal quarter thereafter until the program is terminated. The timing and the amount of the stock repurchased, if any, will be dictated by overall financial and market conditions and the program will be reviewed on a regular basis.

10.  MAJOR CUSTOMERS AND CONCENTRATIONS OF CREDIT RISK:

Marriott International/Marriott Host ("Marriott") is a major customer of the Company. The Company has systems installed at various Marriott owned or managed hotels under the brands "Marriott," "Residence Inn by Marriott," "Courtyard by Marriott," and "Fairfield Inn by Marriott." Revenues from Marriott represented 23 percent of the Company's revenues for the years ended October 31, 1997 and 1996. Marriott has been a major customer of the Company since 1986 and management considers its relationship with Marriott to be good. However, the loss of Marriott as a customer would have a material adverse effect on the Company's operating results and financial condition.

The Company's products are designed and marketed to meet the specific telecommunications needs of the lodging industry and the Company extends credit to its customers in the normal course of business, including under its sales-type lease program. As a result, the Company is subject to changes in the economic and regulatory environments or other conditions which, in turn, may impact the Company's overall credit risk. However, because the Company's products are essential, revenue-producing assets of the customer and because the ultimate credit risk typically rests with the individual hotel where the equipment is installed, management considers the Company's credit risk to be satisfactorily diversified and that the allowance for doubtful accounts is adequate to absorb estimated losses at October 31, 1997.



                                     F-12
                            TENTATIVE & PRELIMINARY

11.  EMPLOYMENT AGREEMENTS:

During fiscal 1997, the Company's board of directors adopted a bonus plan for certain officers of the Company. Under the plan, annual bonuses are earned based upon after-tax net income. In addition, the President is eligible for a quarterly bonus based upon after-tax net income, subject to a maximum of $10,000 per quarter. The Company also has agreements with two of its directors to perform services outside of their functions as board members. One of the board members serves as the Company's Executive Vice President and concentrates on sales, marketing and investor relations activities. The other board member primarily researches and evaluates potential acquisitions. Compensation under these agreements is a fixed monthly sum plus out-of-pocket expenses. Both directors are considered independent contractors.

In accordance with an employment agreement entered into during 1995, the Company's Vice President of Marketing and Sales earns an annual salary, commissions and bonuses. Commissions and bonuses earned under the agreement are based on total net revenues and the increase, if any, in annual net revenues.

Bonuses, commissions and other payments earned under the agreements described above were $608,000 and $573,000 for the years ending October 31, 1997 and 1996, respectively.

12.  CONTINGENCY:

Phonometrics, Inc. a Florida based corporation, has filed numerous lawsuits against telecommunications equipment manufacturers and hotels who use such equipment (e.g., PBX, call accounting and answer detection systems), in various federal courts throughout the country, most notably the Southern District of Florida (the "Florida litigation") and the Northern District of California (the "California litigation"), alleging infringement of a patent held by Phonometrics. While the Company has not been named as a defendant in any of these cases, several of its customers are named defendants and have notified the Company that they seek indemnification under the terms of their contracts with the Company. Because there are other equipment vendors implicated along with the Company in the cases filed against its customers, the Company has not assumed the outright defense of its customers in any of these actions, although one customer has demanded that it do so.

In each of the lawsuits, the plaintiff is seeking damages of an unspecified amount, based upon a reasonable royalty of the hotels' profits derived from use of the allegedly infringing equipment during a period commencing six years prior to the filing of each lawsuit and ending October 30, 1990. The plaintiff is not seeking an injunction against continued use of the equipment and is barred from doing so since the patent expired in October 1990.

The District Court in the Florida litigation (the "District Court") has heard the cases filed against the equipment manufacturers (the "manufacturer cases"), including Northern Telecom Inc., and found against Phonometrics and in favor of the manufacturers. The Florida litigation against the hotels (the "hotel cases") has been stayed pending the outcome of Phonometrics' appeal of the Northern Telecom decision to the Federal Circuit Court. Oral arguments in such appeal were heard on December 4, 1997, and the case now awaits a decision by the appeals court. In its order staying the hotel cases pending the outcome of the Northern Telecom appeal, the District Court stated that it will enter final judgment in the hotel cases in favor of the hotels if the Federal Circuit Court agrees with the District Court's determination of the scope of Phonometrics' patent, as ruled in the manufacturer cases.



                                     F-13
                            TENTATIVE & PRELIMINARY

The California litigation has been stayed pending the outcome of the Florida litigation. While it is not possible to predict the outcome of Phonometrics' appeal of the Northern Telecom ruling or the outcome of the California litigation, the Company remains cautiously optimistic that should Phonometrics lose its appeal, the Florida litigation against the Company's customers would most likely be resolved in favor of such customers, which in turn would establish favorable precedent for use in the California litigation.

On June 16, 1995, Associated Business Telephone Company ("ABTS"), a New Jersey corporation, brought suit against the Company in the Superior Court of Camden County, New Jersey, based upon allegations of breach of warranty, breach of contract, and tortious interference with ABTS' relationships with certain of its customers, arising in connection with (i) a Distributor's Agreement entered into between the Company and D&P Investments in 1986, pursuant to which the Company sold to D&P Investments certain call accounting systems, and (ii) a Maintenance Agreement between the Company and ABTS pursuant to which the Company furnished maintenance services for such systems. D&P Investments has allegedly assigned its claim for breach of the Distributor's Agreement to ABTS. ABTS seeks damages in the amount of $1,000,000. The Company has filed a counterclaim against ABTS and a third-party claim against D&P Investments and Communications Equipment Brokers based upon breach of contract. The trial date for this case is scheduled for February 17, 1998, and discovery is substantially complete. The Company has filed a motion for summary judgement in its favor on all claims brought by ABTS against the Company. The Company's motion has not yet been ruled on by the court. The Company intends to continue to vigorously defend this action.

13.  EARNINGS PER SHARE:

For fiscal year 1997, earnings per common and common equivalent share were determined on the assumption that all options, where dilutive, were exercised at the beginning of the period, or if issued during the year, at the time of issuance. Under the treasury stock method of accounting for options and warrants, outstanding shares were decreased by the number of shares that could have been purchased with the proceeds and tax benefits from the exercise.

In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, Earnings Per Share, which establishes standards for computing and presenting earnings per share ("EPS") for entities with publicly held common stock or potential common stock. SFAS No. 128 simplifies the standards for computing EPS and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS, which excludes dilution. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures. In accordance with SFAS No. 128, the Company will adopt this new standard on November 1, 1997. Had SFAS No. 128 been applied to the periods presented in these financial statements, pro forma basic EPS would have been $1.07 and $.80 for the years ending October 31, 1997 and 1996, respectively. Pro forma dilutive EPS would not be different from primary EPS presented in these financial statements.



                                     F-14
                            TENTATIVE & PRELIMINARY

14.  PROPERTY, PLANT AND EQUIPMENT:

Property, plant and equipment consists of the following at October 31, 1997:

Data processing and computer field equipment               $ 1,105,379
Office furniture                                               127,527
Other                                                          253,328
                                                           -----------

Total property, plant and equipment                          1,486,234
Less- accumulated depreciation                                (851,329)
                                                           -----------
Total net property, plant and equipment                    $   634,905
                                                           ===========

15.  RETIREMENT PLAN:

The Company began a 401(k) retirement plan ("Plan") on November 1, 1994. In addition to employee contributions, the Company makes discretionary matching and nonelective contributions to the Plan based on percentages set by the Board of Directors. Contributions made by the company to the Plan were $129,000 and $98,000 for the years ending October 31, 1997 and 1996, respectively.



                                     F-15
                            TENTATIVE & PRELIMINARY